FOR IMMEDIATE RELEASE
                                                                  March 7, 2000


                         POINT WEST CAPITAL CORPORATION
                         ------------------------------
                             ANNOUNCES 1999 RESULTS
                             ----------------------
                             AND FINANCIAL CONDITION
                             -----------------------



         SAN FRANCISCO --(March 7, 2000) Point West Capital  Corporation (Nasdaq
Symbol: PWCC) today reported the following: (Dollars in thousands, except per share amounts)




                                                  Three Months Ended                     Twelve Months Ended
                                                     December 31,                             December 31,
                                                 1999                 1998                1999                1998
                                         ------------------- -------------------- ------------------- -------------------




  Net income (loss)                      $   4,411           $  (1,601)           $   9,832           $ (3,650)
                                         ------------------- -------------------- ------------------- -------------------
  Basic income
     (loss) per share                    $ 1.32 (1)          $ (0.49)(2)          $  2.95(3)          $(1.12)(2)
                                         ------------------- -------------------- ------------------- -------------------
   Diluted income
     (loss) per share                    $ 1.25 (4)          $ (0.49)(2)          $  2.70(5)          $(1.12)(2)
                                         ------------------- -------------------- ------------------- -------------------



(1)      Based on 3,350,667 weighted-average shares of common stock outstanding.
(2)      Based on 3,253,324 weighted-average shares of common stock outstanding.
(3)      Based on 3,329,409 weighted-average shares of common stock outstanding.
(4)      Based on 3,525,610 weighted-average shares of common stock outstanding.
(5)      Based on 3,641,716 weighted-average shares of common stock outstanding.



         The increase in net income for the year 1999 is primarily  attributable to $14.0  million of net income  produced by Point West  Ventures  (which  makes loans to and invests in small  businesses  which are generally highly focused in the areas of  e-commerce,  Internet  and  telecommunications),  offset by a $3.7 million net loss by Dignity  Partners  Funding  Corp.


         The Company  also  reported  that,  at December  31,  1999,  Allegiance

Capital  (which makes loans to funeral  home and  cemetery  owners) had 21 loans outstanding in the aggregate  principal  amount of $33.8  million,  all of which bear  interest  at a fixed  rate and that  Point  West  Ventures  had two  loans outstanding in the principal amount of $2.6 million, non-marketable securities carried at an aggregate cost of $5.0 million and  investment  securities  (available-for-sale)  carried  at fair value in the aggregate  amount of $6.5 million.  In addition,  Point West Capital (the parent company) had non-marketable securities carried at an aggregate cost of $939,000.


         The Company also reported that, on February 25, 2000, the United States

District Court for the Northern  District of California  approved the settlement agreement  executed by the  plaintiffs  and  defendants in the federal and state alleged class action  lawsuits  against the Company.  Pursuant to the settlement agreement,  all actions  against all defendants will be dismissed and plaintiffs will be paid $3.15  million,  of which the Company's D&O insurance will pay $2.2 million.

         Finally,  the Company  reported  that it appears  likely that  sometime between March and June 2000 there will be  insufficient  funds  available to pay interest and make other  payments  (including  the  Company's  servicing fee and reimbursement  for premiums) on the Securitized  Notes.  Therefore,  an event of default under the related  Indenture  may occur.  An event of default would give the  Noteholders  the right to  accelerate  payment  of the  Securitized  Notes,

foreclose  on the  policies  and dismiss  Point West  Capital as  servicer.  The

Securitized  Notes represent the obligations  solely of Dignity Partners Funding

Corp.  Point West Capital did not  guarantee  the  repayment of the  Securitized

Notes  and  is not  required  to  fund  any  principal  or  interest  deficiency thereunder.  The Company does not currently  know what actions might be taken or claims might be made by either the Noteholders or the Company with respect to an event of default or any  insufficiency of funds to pay costs associated with the

Securitized Notes.

         Further  information  regarding the Company,  its results of operations and the other  matters  discussed  in this  press  release is  contained  in the

Company's 1999 Form 10-K filed with the  Securities  and Exchange  Commission on

March 6, 2000.

         This press  release  includes  forward  looking  statements  within the meaning of the Private Securities  Litigation Reform Act of 1995. All statements herein  which  are not  based on  historical  facts  are  forward  looking  and,

accordingly,  involve risks and uncertainties that could cause actual results to differ materially from those discussed. A discussion of factors that could cause actual  results to differ  materially  from those  contemplated  by the  forward looking statements is contained in the Company's 1999 Form 10-K.

         The following is summary  balance sheet  information as of December 31,

1999:

         Cash and cash equivalents.................................$12,836,125

         Restricted cash (1).................................... ...$3,074,057

         Investment securities

              Held-to-maturity......................................$2,504,610

              Available-for-sale....................................$6,519,821

         Loans receivable, net of unearned income of

             $540,867 and net of an allowance for loan

             losses of $155,000 ...................................$35,467,079

         Purchased life insurance policies.........................$31,727,966

         Non-marketable securities..................................$5,933,133

         Total assets.............................................$101,525,851

         Accrued litigation settlement..............................$2,205,000

         Revolving certificates.....................................$4,200,000

         Term certificates.........................................$24,498,815

         Securitized notes payable............................... .$38,528,914

         Debenture payable..........................................$3,000,000

         Total liabilities.........................................$73,983,058

         Accumulated comprehensive income...........................$2,098,960

         Retained deficit.........................................$(1,814,985)

         Total stockholders' equity................................$27,542,793


(1) $1.0 million of restricted cash is pledged by the Company's wholly owned financing subsidiary, Dignity Partners Funding Corp. I, to secure the repayment of securitized notes payable.



(KEYWORD CALIFORNIA AND INDUSTRY KEYWORD: SPECIALTY FINANCE EARNINGS).

CONTACTS:  POINT WEST CAPITAL CORPORATION, SAN FRANCISCO.
           Alan B. Perper, 415/394-9467